UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

RCM TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

IRS PARTNERS NO. 19, L.P.
THE LEONETTI/O’CONNELL FAMILY FOUNDATION
M2O, INC.
THE MICHAEL F. O’CONNELL AND MARGO L. O’CONNELL REVOCABLE TRUST
MICHAEL F. O’CONNELL
LEGION PARTNERS ASSET MANAGEMENT, LLC
CHRISTOPHER S. KIPER
BRADLEY S. VIZI
ROGER H. BALLOU

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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IRS Partners No. 19, L.P., together with the other Participants named herein (collectively, “IRS Partners”), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2013 annual meeting of stockholders (the “Annual Meeting”) of RCM Technologies, Inc. (the “Company”).  IRS Partners intends to file a proxy statement with the SEC in connection with the Annual Meeting.

On May 15, 2013, IRS Partners issued the following press release:

RCM Technologies’ Largest Stockholder
Calls on Management to Schedule 2013 Annual Meeting

Legion Partners Asset Management Requests Detailed Reason for Delay

Stockholders Deserve Timely Opportunity to Vote on
Highly Qualified Candidates for Board of Directors

LOS ANGELES (May 15, 2013) – IRS Partners No. 19 (together with its affiliates, “IRS Partners”), the largest stockholder of RCM Technologies, Inc. (NASDAQ:RCMT) (“RCM” or the “Company”) today called on Company management to establish a record date and promptly schedule the 2013 annual meeting of stockholders. Stockholders also deserve a thorough explanation as to why the Company broke a decade long practice by failing to set a mid-June meeting date.

RCM historically has held its annual meeting in mid-June, with a record date for stockholders in mid-April. This year, however, RCM has yet to schedule an annual meeting and offered no reasonable explanation for the delay – potentially undermining the rights of stockholders to be heard.

“The stockholders of RCM deserve the opportunity to participate in an open and transparent process that allows them to elect the two highly qualified candidates that IRS Partners has nominated to the RCM Board of Directors and make appropriate corporate governance changes through an annual ballot,” said Bradley Vizi, a partner at Legion Partners Asset Management, which manages a 13.4% stake held by IRS Partners and its affiliates.

“RCM faces a number of challenges, as illustrated by substantial multi-year declines in both sales and profits,” Mr. Vizi continued. “Now is not the time to perpetuate the status quo or disenfranchise stockholders. There is considerable work to be done to enhance value for all stockholders, as the company’s financial performance meanders near historic lows. We believe the first step toward this goal is to engage all stockholders in a fair and democratic process by convening an annual meeting.  We believe the Company’s recent corporate actions to lower the company’s poison pill threshold without stockholder approval and now delay the annual meeting is further evidence of an entrenched board that warrants change.”

Mr. Vizi said Legion Partners has engaged in discussions with management about ways to enhance value for all stockholders and has nominated two highly qualified candidates to stand for election to RCM’s Board of Directors and submitted three stockholder proposals to improve the corporate governance practice at RCM.

About Legion Partners Asset Management

Legion Partners Asset Management, LLC is a California-based registered investment advisor that provides investment management and consulting services to public and corporate pension funds, taxable and other corporate funds, high net worth individuals and family foundations, as well as other institutional clients.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

IRS Partners No. 19, L.P., a Delaware limited partnership (“IRS Partners”), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit proxies for the election of its slate of director nominees at the 2013 annual meeting of stockholders of RCM Technologies, Inc., a Nevada corporation (the “Company”).

IRS PARTNERS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS, TOLL-FREE AT (877) 285-5990 OR VIA EMAIL AT INFO@OKAPIPARTNERS.COM.

The Participants in the proxy solicitation are anticipated to be IRS Partners, The Leonetti/O’Connell Family Foundation, a Delaware non-profit corporation (the “Foundation”), M2O, Inc., a California corporation (“M2O”), The Michael F. O’Connell and Margo L. O’Connell Revocable Trust (the “Trust”), Michael F. O’Connell, Legion Partners Asset Management, LLC, a Delaware limited liability company (“Legion Partners”), Christopher S. Kiper, Bradley S. Vizi and Roger H. Ballou (collectively, the “Participants”).

As of the date hereof, the Participants collectively own an aggregate of 1,647,849 shares of common stock of the Company, consisting of the following: (1) 1,353,775 shares owned directly by IRS Partners, (2) 266,074 shares owned directly by the Foundation, (3) 22,000 shares owned directly by Mr. Kiper, (4) 1,000 shares owned by Mr. Vizi, and (5) 5,000 shares owned directly by Mr. Ballou.   M20 is the general partner of IRS Partners.  The Trust is the sole voting shareholder of M2O and Mr. O'Connell controls all investment decisions with respect to the Trust.  IRS Partners, M2O, the Trust and Mr. O'Connell may therefore be deemed to have shared voting and dispositive power over the common stock owned by IRS Partners. The investment decisions of the Foundation are controlled by Mr. O'Connell and by virtue of such relationship, the Foundation and Mr. O'Connell may be deemed to have shared voting and dispositive power over the common stock owned by the Foundation.  IRS Partners and the Foundation have each entered into an investment advisory agreement with Legion Partners, pursuant to which Mr. Kiper and Mr. Vizi on behalf of Legion Partners, exclusively manage IRS Partners' and the Foundation's investment in the Company and have certain discretion with respect to purchase and sales of common stock of the Company. As a result, Legion Partners, Mr. Kiper and Mr. Vizi may be deemed to have shared dispositive power with respect to the shares held by IRS Partners and the Foundation.

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Contact:	Clifford Miller (818) 973-4297
Source:	Legion Partners Asset Management, LLC
1247 Stoner Avenue, #207
Los Angeles, CA 90025